Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-12561, 333-62475, 333-75166, 333-115429, 333-115430, 333-115432, 333-126693, 333-152458, 333-160925, 333-168377 on Form S-8, and 333-173829 on Form S-3 of our reports dated February 21, 2012, relating to the financial statements and financial statement schedule of Pentair, Inc. and subsidiaries (the “Company”) (which reports expressed an unqualified opinion), and the effectiveness of Pentair Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Pentair Inc. for the year ended December 31, 2011.

Minneapolis, Minnesota

February 21, 2012